FIVE STAR PRODUCTS, INC.
                             777 Westchester Avenue
                             White Plains, NY 10604






                                                     February 6, 2003




Securities & Exchange Commission
450 Fifth Street
Washington, DC 20549

RE:      FIVE STAR PRODUCTS, INC.
         SCHEDULE TO

Gentlemen:

     On behalf of Five Star Products, Inc. (the "Company"), transmitted herewith for filing is the Company's Schedule TO dated February 6, 2004, with exhibits.

                                                     Very truly yours,



                                                     Lydia M. DeSantis
                                                     Corporate Secretary

cc:   NASDAQ